UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2013

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 11, 2013, CareFusion Corporation (the “Company”) completed its previously-announced private offering of $300 million aggregate principal amount of 3.300% senior notes due 2023 (the “Notes”). The Notes were issued by the Company at an initial offering price of 99.908% of their face value.

The proceeds from the offering after deducting discounts of the initial purchasers of the Notes (collectively, the “Initial Purchasers”), but before other offering expenses, are estimated to be approximately $298 million. The Company intends to use the net proceeds of the offering for general corporate purposes. The offer and sale of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers will sell the Notes to qualified institutional buyers in the United States pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons located outside the United States in reliance on Regulation S under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in a purchase agreement, dated March 6, 2013, among the Company and the Initial Purchasers.

Indenture

In connection with the closing of the Notes offering, the Company entered into a Second Supplemental Indenture with Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), dated March 11, 2013 (the “Second Supplemental Indenture”), to the indenture between the Company and the Trustee dated as of July 21, 2009 (the “Base Indenture,” as supplemented by the Second Supplemental Indenture, the “Indenture”). The Notes mature on March 1, 2023, and accrue interest at a rate of 3.300% per annum, payable semi-annually on March 1 and September 1 of each year, commencing September 1, 2013.

Prior to December 1, 2022 (three months prior to the maturity date), the Company may redeem the Notes, in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes being redeemed and (2) the sum of the remaining scheduled payments of principal and interest in respect of the Notes being redeemed (not including any portion of the payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at an adjusted treasury rate plus 25 basis points, plus, in each case, accrued and unpaid interest to the date of redemption. At any time on or after December 1, 2022 (three months prior to the maturity date), the Notes will be redeemable, in whole or in part at any time and from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to the date of redemption. In the event of a Change of Control Repurchase Event (as defined in the Second Supplemental Indenture), each holder of Notes will have the right to require the Company, unless the Company has exercised its option to redeem the Notes, to offer to purchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. The Indenture contains covenants limiting the Company’s ability to create certain liens, enter into sale and lease-back transactions, and engage in mergers, consolidations and transfers of substantially all of its assets.

The description of the Notes and the Indenture contained herein is qualified in its entirety by reference to the terms of the Base Indenture, filed as Exhibit 4.2 to Cardinal Health, Inc.’s Current Report on Form 8-K, filed July 22, 2009 and the Second Supplemental Indenture, including the forms of Notes, filed as Exhibit 4.1 hereto, in each case incorporated herein by reference.

Registration Rights Agreement

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated March 11, 2013, with the Initial Purchasers of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to use its commercially reasonable best efforts to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement relating to an offer to issue new notes having terms substantially identical to the Notes no later than the 365th day after the issue date of the

Notes (the “Filing Deadline”), and to have the registration statement declared effective by the SEC on or prior to the 90th day after the Filing Deadline. The Company also agreed to file, if obligated, a shelf registration statement relating to the resale of the Notes if the exchange offer is not consummated within the required time period. If the Company fails to satisfy these obligations, the Company may be required to pay additional interest to holders of the Notes.

The description of the Registration Rights Agreement contained herein is qualified in its entirety by reference to the terms of the Registration Rights Agreement, filed as Exhibit 4.2 hereto and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

From time to time, the financial institutions party to these agreements or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. In particular, an affiliate of J.P. Morgan Securities LLC, an Initial Purchaser, is the administrative agent under our senior unsecured revolving credit facility, and affiliates of certain of the Initial Purchasers are lenders under our senior unsecured revolving credit facility.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Second Supplemental Indenture, dated March 11, 2013, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee

4.2	Registration Rights Agreement, dated March 11, 2013, among CareFusion Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation (Registrant)

Date: March 11, 2013	By:	/s/ Joan Stafslien
		Name:	Joan Stafslien
		Title:	Executive Vice President, Chief Compliance Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Second Supplemental Indenture, dated March 11, 2013, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee

4.2	Registration Rights Agreement, dated March 11, 2013, among CareFusion Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC